NEWS RELEASE DATE: June 26, 2019 CONTACT: Dan Lombardo, InvenTrust Properties Corp. 630-570-0605 or dan.lombardo@inventrustproperties.com InvenTrust Properties Corp. Appoints Daniel J. Busch as Chief Financial Officer DOWNERS GROVE, Ill. — June 26, 2019 — InvenTrust Properties Corp. (“InvenTrust” or the “Company”) today announced that Daniel J. Busch has been appointed Executive Vice President, Chief Financial Officer and Treasurer, effective September 3, 2019. Adam M. Jaworski, who has served as the Company’s Interim Principal Financial Officer since August 2018, will continue in his role as Senior Vice President, Chief Accounting Officer. “We are very excited to have DJ joining the InvenTrust team and believe he will be a tremendous asset to our company,” said Thomas P. McGuinness, President and Chief Executive Officer of InvenTrust. “Having conducted extensive analysis of our industry over the past decade, DJ brings to the role a unique financial perspective, as well as significant familiarity with the real estate and retail industries. We are confident that DJ’s financial expertise and existing knowledge of our business will serve us well as we continue to execute our portfolio strategy, maintain our flexible balance sheet and improve our public company readiness.” “From the outside, I have observed InvenTrust’s execution of an impressive portfolio and balance sheet transformation over the last couple of years and I am thrilled to be joining the team at a unique time for the Company,” said Mr. Busch. “The Company has positioned itself to be successful in the evolving retail real estate environment and, in my new role, I am eager to propel InvenTrust to further success and drive shareholder value.” “On behalf of everyone at InvenTrust, I would also like to thank Adam for taking on the additional role of Interim Principal Financial Officer,” Mr. McGuinness continued. “We are grateful that Adam was able to provide continuity for the Company while we executed our thorough search, and look forward to continuing to benefit from his expertise.” About Daniel J. Busch Daniel J. (“DJ”) Busch most recently served as Managing Director, Retail at Green Street Advisors, a leading commercial real estate and REIT research firm, providing independent research on the shopping center, regional mall, and net lease sectors. Prior to serving as Managing Director, Mr. Busch served in increasingly senior roles at Green Street covering the Mall Sector, conducting analysis and research, building financial models and providing analysis of financial statements for U.S. REITs. Previously, Mr. Busch served as an equity research analyst at Telsey Advisory Group and worked in a corporate capacity at Petco Animal Supplies Inc. He is a member of the Urban Land Institute, contributing as an active member on the Commercial and Retail Development Council. Mr. Busch received a B.S. in Applied Economics and Management from Cornell University and an MBA with specializations in general finance, financial instruments and markets from New York University. About InvenTrust Properties Corp. InvenTrust Properties Corp. is a retail REIT with a focus on acquiring grocery-anchored open-air centers in key growth markets with favorable demographics. This disciplined acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and a Global Real Estate Sustainability Benchmark ("GRESB") member in 2018. As of March 31, 2019, the company is an owner and manager of 73 retail properties, representing 12.3 million square feet of retail space. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.